Exhibit 32.1

CERTIFICATION

The undersigned, John W. Chamberlain and Robert F. Barton, the Chief Executive Officer and Chief Financial Officer, respectively, of American Assets Trust, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each hereby certifies that, to the best of his knowledge:

(i) the Annual Report for the year ended December 31, 2011 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN W. CHAMBERLAIN
John W. Chamberlain
President and Chief Executive Officer

/s/ ROBERT F. BARTON
Robert F. Barton
EVP and Chief Financial Officer

Date: March 9, 2012